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                               BANKUNITED CAPITAL




                                     50,000
                       10 1/4% Trust Preferred Securities
                        guaranteed to a limited extent by
                        BANKUNITED FINANCIAL CORPORATION



                               PURCHASE AGREEMENT





Date:   December 23, 1996

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
                               BANKUNITED CAPITAL

                                     50,000
                       10 1/4% Trust Preferred Securities



                               PURCHASE AGREEMENT

                                                           December 23, 1996

Friedman, Billings, Ramsey & Co.
Raymond James & Associates, Inc.
c/o Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia  22209

Ladies and Gentlemen:

         BankUnited Capital (the "Issuer"), a statutory business trust created under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Section 3801 ET SEQ.), proposes to issue and sell to Friedman, Billings, Ramsey & Co. ("FBR") and Raymond James & Associates, Inc. ("Raymond James") (collectively, the "Initial Purchasers," which term shall also include any initial purchaser substituted as hereinafter provided in Section 9 hereof), for whom you are acting as representatives (the "Representatives"), an aggregate of 50,000 10 1/4% Trust Preferred Securities, Liquidation Amount $1,000 per Preferred Security (the "Preferred Securities"). The Preferred Securities are more fully described in the Offering Memorandum referred to below.

         The Preferred Securities will be guaranteed by BankUnited Financial Corporation (the "Company"), to the extent that the Issuer has funds therefor, as set forth in the Offering Memorandum (as defined below), with respect to distributions and amounts payable upon liquidation or redemption (the "Guarantee"), pursuant to the Guarantee Agreement (the "Guarantee Agreement"), to be dated as of the Closing Time (as defined below), executed and delivered by the Company, as guarantor and The Bank of New York (the "Guarantee Trustee"), a New York banking corporation ("The Bank of New York"), not in its individual capacity but solely as trustee, for the benefit of the holders from time to time of the Preferred Securities. The proceeds from the sale of the Preferred Securities will be aggregated with the entire proceeds from the sale by the Issuer to the Company of the common securities of the Issuer (the "Common Securities") and will be used by the Issuer to purchase the 10 1/4% Junior Subordinated Deferrable Interest Debentures Series A, due 2026 (the "Debentures") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Trust Agreement of the Issuer, to be dated as of the Closing Time (the "Trust Agreement"), among the Company, as Sponsor, the trustees named therein (the "Trustees") and

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

the holders from time to time of the Preferred Securities and the Common Securities, which represent undivided beneficial interests in the assets of the Issuer. The Debentures will be issued pursuant to an Indenture, to be dated as of the Closing Time (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Indenture Trustee"). All expenses of the Issuer will be paid by the Company as set forth in the Agreement as to Expenses and Liabilities, to be dated as of the Closing Time (the "Expense Agreement"). The Preferred Securities, the Guarantee and the Debentures are collectively referred to herein as the "Securities." This Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement, the Expense Agreement and the Registration Rights Agreement (as defined below) are referred to collectively as the "Operative Documents". Capitalized terms used herein without definition have the respective meanings specified in the Offering Memorandum.

         The Preferred Securities will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. In connection with the sale of the Preferred Securities, the Issuer and the Company have prepared a preliminary offering memorandum dated December 16, 1996 (the "Preliminary Offering Memorandum") and a final offering memorandum dated the date hereof (such final offering memorandum, in the form first furnished to the Initial Purchasers for use in connection with the offering and sale of the Preferred Securities, or if such form is not so used, in the form subsequently furnished for such use, the "Offering Memorandum"), each setting forth certain information concerning the Issuer, the Company and the Securities. The Issuer and the Company hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offer and resale of the Preferred Securities by the Initial Purchasers, subject to the provisions of Section 4(c) hereof. Unless stated to the contrary, all references herein to the Offering Memorandum are to the Offering Memorandum at the date hereof (the "Execution Time") and are not meant to include any amendment or supplement thereto subsequent to the Execution Time. If the Issuer and the Company prepare a supplement dated the date hereof to the Preliminary Offering Memorandum containing only pricing related information, then the term "Offering Memorandum" for purposes of this Agreement shall refer collectively to the Preliminary Offering Memorandum and such supplement.

         The Issuer and the Company understand that the Initial Purchasers propose to make an offering of the Preferred Securities only on the terms, subject to the conditions and in the manner set forth in the Offering Memorandum and Section 3 hereof.

         The Initial Purchasers and other holders of Securities (including subsequent permitted transferees) will be entitled to the benefits of the registration rights agreement, to be dated as of the Closing Time (the "Registration Rights Agreement"), among the Issuer, the Company and the Initial Purchasers, in the form attached hereto as Exhibit A. Pursuant to the Registration Rights Agreement, the Issuer and the Company will agree to file with the Securities and Exchange Commission (the "Commission") upon the terms and conditions set forth therein either an exchange offer registration statement or a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the exchange or resale, as the case may be, of (i) the Preferred Securities and (ii) the Debentures by holders thereof, and to use their reasonable best efforts to cause such registration statement to be declared effective.

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

         All references in this Agreement to financial statements and schedules and other information that is "contained", "included", "deemed included" or "stated" in the Offering Memorandum (and all other references of like import) shall be deemed to include all such financial statements and schedules and other information that are, or are deemed to be, incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is, or is deemed to be, incorporated by reference in the Offering Memorandum.

         Section 1. REPRESENTATIONS AND WARRANTIES. (a) The Issuer and the Company, jointly and severally, represent and warrant to and agree with the Initial Purchasers that:

                  (i) As of their respective dates, none of the Offering Memorandum or any amendment or supplement thereto, and as of the Closing Time, the Offering Memorandum, as amended or supplemented to such time, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that neither the Company nor the Issuer makes any warranty or representation with respect to any statement contained in the Offering Memorandum in reliance upon and in conformity with information concerning the Initial Purchasers and the plan of distribution and furnished in writing by or on behalf of any Initial Purchaser to the Company expressly for use in the Offering Memorandum. The documents included as Appendices, incorporated by reference or deemed to be incorporated by reference in the Offering Memorandum (the "Exchange Act Reports"), when they became effective or were last amended or filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act as applicable, and the rules and regulations (the "Rules and Regulations") of the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make statements therein, in light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference or deemed to be incorporated by reference in the Offering Memorandum, when such documents become effective or are filed with the Commission, as the case may be, shall conform in all material respects to the requirements of the Securities Act and the Exchange Act and the Rules and Regulations, as applicable, and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii) Each of the Preferred Securities, the Guarantee and the Debentures satisfy the eligibility requirements of Rule 144A(d)(3) of the Rules and Regulations.

                  (iii) None of the Issuer, the Company, any of their respective affiliates (as such term is defined in Rule 501(b) of Regulation D of the Rules and Regulations ("Regulation D")), or any person acting on behalf of the foregoing (other than the Initial Purchasers) has, directly or indirectly, made or will, directly or indirectly, make offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

                  (iv) None of the Issuer, the Company or any of their respective affiliates (as such term is defined in Rule 501(b) of Regulation D) or any person (other than the Initial Purchasers) acting on behalf of the foregoing has engaged or will engage, in connection with the offering of the Securities or any security of the same class or series as the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D. The Company and the Issuer have not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities except for this Agreement and the Registration Rights Agreement.

                  (v) Assuming the accuracy of the representations and warranties and compliance with the agreements of the Initial Purchasers in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Preferred Securities to the Initial Purchasers, or in connection with the initial resale of the Preferred Securities by the Initial Purchasers in accordance with this Agreement, to register the Preferred Securities under the Securities Act or to qualify the Indenture, the Guarantee or the Trust Agreement under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (vi) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida with full power and authority to own, lease and operate its properties, to conduct its business and to execute, deliver and perform its obligations under each of the Operative Documents.

                  (vii) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than its wholly owned subsidiaries, BankUnited, FSB (the "Bank"), BU Ventures, Inc., BankUnited Mortgage Corporation (which has never commenced operations), and the Bank's wholly owned subsidiaries, T&D Properties of South Florida, Inc., Bay Holdings Inc. and SGC Mortgage Corporation (BU Ventures, Inc., the Bank and the Bank's wholly owned subsidiaries are collectively referred to herein as the "Subsidiaries"). Neither the Company nor the Subsidiaries own any equity interests in any other entities except as disclosed in the Offering Memorandum. The Company and the Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own and lease their properties and conduct their respective businesses as described in the Offering

         Memorandum; the Company owns all of the outstanding capital stock of the Bank, BU Ventures, Inc., BankUnited Mortgage Corporation, and the Bank owns all of the outstanding capital stock of T&D Properties of South Florida, Inc., SGC Mortgage Corporation and Bay Holdings, Inc., each owning said stock free and clear of all claims, liens, charges and encumbrances.

                  (viii) The Company has the authorized and outstanding capital stock as set forth under the heading Capitalization in the Offering Memorandum; the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities (except as may be disclosed in the Offering Memorandum), and conform in all material respects to the description thereof contained in the Offering Memorandum. All issued and outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in the Noncumulative Convertible Preferred Stock, Series C; the Noncumulative Convertible Preferred Stock, Series C-II; as set forth in the schedule of grants of options and bonus shares to officers, directors and employees on November 14, 1996 (a copy of which has been provided to the Initial Purchasers); and as disclosed in the Offering Memorandum and the financial statements of the Company, and the related notes thereto, included in the Offering Memorandum, neither the Company nor the Subsidiaries have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Offering Memorandum accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

                  (ix) The Issuer has been duly formed and is validly existing in good standing as a business trust under the Delaware Act with the full power and authority to own its property and to conduct business and to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and the Trust Agreement; the Issuer is duly qualified to conduct business as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary; the Issuer has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement, the Registration Rights Agreement and the Trust Agreement, and the Issuer is not a party to or otherwise bound by any agreement other than those described in the Offering Memorandum.

                  (x) The Company and the Subsidiaries are duly qualified in or licensed to transact business by, and are in good standing in, each jurisdiction in which they own or lease real property, maintain an office or conduct their respective businesses and in which the failure, individually or in the aggregate with all other failures, to be so licensed or qualified or to be in good standing would reasonably be expected to have a material adverse effect on the financial condition, properties, assets, business, results of operations or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect") and the Company has no knowledge that any proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                  (xi) This Agreement has been duly authorized, executed and delivered by each of the Company and the Issuer and (assuming the due authorization, execution and delivery thereof by the other parties thereto) is a legal, valid and binding agreement of each of the Company and the Issuer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (the "Enforceability Exceptions") and except to the extent that the indemnification provisions of Section 7 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

                  (xii) The Registration Rights Agreement has been duly authorized by each of the Company and the Issuer and, at the Closing Time, will have been executed and delivered by each of the Issuer and the Company and upon such execution by each of the Issuer and the Company (assuming the due authorization, execution and delivery thereof by the other parties thereto) the Registration Rights Agreement will constitute a legal, valid and binding obligation of each of the Issuer and the Company enforceable against each of the Issuer and the Company in accordance with the terms thereof, except as enforcement thereof may be limited by the Enforceability Exceptions, and except as any rights to indemnity may be limited by federal and state securities laws and public policy considerations, and will conform to all statements relating thereto in the Offering Memorandum.

                  (xiii) The Trust Agreement has been duly authorized by the Company and, at the Closing Time, will have been executed and delivered by the Company and the Administrative Trustees (as defined in the Trust Agreement), and assuming the due authorization, execution and delivery of the Trust Agreement by the Delaware Trustee and the Property Trustee (each as defined in the Trust Agreement), the Trust Agreement will, at the Closing Time, be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against the Company and the Administrative Trustees in accordance with its terms, except as enforcement thereof may be limited by the Enforceability Exceptions, and will conform to all statements relating thereto in the Offering Memorandum.

                  (xiv) The Guarantee Agreement has been duly authorized by the Company and when executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by The Bank of New York, not in its individual capacity but solely as trustee, will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Enforceability Exceptions, and will conform to all statements relating thereto in the Offering Memorandum.

                  (xv) The Expense Agreement has been duly authorized by the Company and when executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by the Issuer, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Enforceability Exceptions, and will conform to all statements relating thereto in the Offering Memorandum.

                  (xvi) The Preferred Securities have been duly authorized by the Issuer and the Trust Agreement and, when executed and authenticated in the manner provided for in the Trust Agreement and issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and nonassessable undivided beneficial interests in the assets of the Issuer, will be entitled to the benefits of the Trust Agreement (and to the extent set forth therein the Indenture) and will conform to all statements relating thereto in the Offering Memorandum; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; and holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the General Corporation Law of the State of Delaware.

                  (xvii) The Common Securities have been duly authorized by the Issuer and the Trust Agreement and, when executed, issued and delivered by the Issuer to the Company against payment therefor as described in the Offering Memorandum, will be validly issued undivided beneficial interests in the assets of the Issuer, will be entitled to the benefits of the Trust Agreement and will conform in all material respects to the description thereof in the Offering Memorandum; the issuance of Common Securities is not subject to preemptive or other similar rights; and at the Closing Time, all of the issued and outstanding Common Securities of the Issuer will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (xviii) The Indenture has been duly authorized by the Company and when executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by the Indenture Trustee, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Enforceability Exceptions, and will conform to all statements relating thereto in the Offering Memorandum.

                  (xix) The Debentures have been duly authorized by the Company and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in the Trust Agreement, will constitute legal, valid and

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         binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Exceptions, and will conform to all statements relating thereto in the Offering Memorandum.

                  (xx) Except as disclosed in the Offering Memorandum, upon payment by the Issuer of the purchase price therefor, the Trustee will, on the Closing Date, have good and valid title to all such Debentures, free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by the Issuer.

                  (xxi) Price Waterhouse, LLP ("Price Waterhouse"), who is reporting upon the financial statements included in Appendices to the Offering Memorandum, are and were independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements which are included in the Offering Memorandum.

                  (xxii) The consolidated financial statements of the Company and consolidated financial statements of Suncoast Savings and Loan Association, FSA ("Suncoast") included in the Appendices, in the Offering Memorandum present fairly the consolidated financial position of the Company and Suncoast, as the case may be as of the dates indicated and the consolidated results of operations and changes in stockholders' equity of the Company and its subsidiaries or Suncoast for the periods specified. The consolidated financial statements of the Company and Suncoast, included in Appendices A and C, respectively, in the Offering Memorandum have been prepared in all material respects in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as indicated in the notes thereto), and the supporting schedules, if any, included in Appendices, incorporated or deemed incorporated by reference in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected consolidated financial data and the pro forma financial information of the Company included in the Offering Memorandum present fairly the information shown therein and have been prepared on a basis consistent with that of the consolidated audited financial statements of the Company (to the extent so indicated) included in the Appendices, incorporated or deemed incorporated by reference in the Offering Memorandum.

                  (xxiii) Since the respective dates as of which information is given in the Offering Memorandum, except as may be otherwise stated in therein, there has not been (A) any material adverse change in the financial condition, properties, assets, business, results of operations or prospects of the Company and the Subsidiaries taken as a whole, (B) any transaction entered into by the Company or any of the Subsidiaries, or into which the Company or any of the Subsidiaries intends to enter, which is material to the Company and the Subsidiaries taken as a whole, or (C) any obligation, contingent or otherwise incurred, directly or indirectly, by the Company or any of the Subsidiaries which is material to the Company and the Subsidiaries taken as a whole.

                  (xxiv) None of the Company, the Subsidiaries or the Issuer (A) is in breach of, or in default in (nor has any event occurred which with notice, lapse of time, or both, would constitute a breach of, or default in) the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject (collectively, the "Agreements and Instruments"), except for any such breaches or defaults which, individually or in the aggregate with all other breaches or defaults, would not have a Material Adverse Effect or have an adverse effect on the legality, validity or enforceability of any of the Operative Documents or (B) is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its respective charter or by-laws. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the Issuer, the issuance, sale and delivery of the Preferred Securities and the Common Securities by the Issuer, the issuance, sale and delivery of the Debentures by the Company, the execution delivery and performance by the Company of this Agreement, the Trust Agreement, the Indenture, the Guarantee Agreement, the Expense Agreement and the Registration Rights Agreement, the consummation by the Company and the Issuer of the transactions contemplated hereby and thereby, compliance by the Company and the Issuer with the terms of the foregoing and the application of the proceeds from the sale of the Preferred Securities as contemplated by the Offering Memorandum (A) have been duly authorized by all necessary corporate action on the part of the Company and the Issuer,
         (B) do not and will not conflict with or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) any provision of the charter or by-laws of the Company or the Subsidiaries or any provision of the Trust Agreement, (C) do not and will not conflict with or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) any of the terms or provisions of, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Subsidiaries or the Issuer under any such Agreement or Instrument (except, with respect to this clause (C), for such conflicts, breaches, defaults, accelerations, prepayments or liens, charges or encumbrances, which, individually or in the aggregate with all other conflicts, breaches, defaults, accelerations, prepayments or liens, charges or encumbrances, would not have a Material Adverse Effect) and (D) do not and will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), any federal, state or local law, regulation or rule or any decree, judgment or order applicable to the Company, the Subsidiaries or the Issuer.

                  (xxv) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the offering, issuance or sale of the Securities by the Issuer and the Guarantee and the Debentures by the Company or is required for the valid authorization, execution, delivery and performance by the Company and the Issuer of the Operative Documents or the consummation by the Company and the Issuer of the transactions contemplated therein, except for such authorizations as may be required by the securities or "blue sky" laws of the various states in connection with the offer and sale of the Securities or by the federal and state securities laws in connection with the registration obligations under the Registration Rights Agreement.

                  (xxvi) The deposits of the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to legally applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Company or the Bank, threatened.

                  (xxvii) Except as disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened to which the Company, the Issuer, or any of the Subsidiaries is or may be a party or of which property owned or leased by the Company, the Issuer or any of the Subsidiaries is or may be the subject, or related to environmental, discrimination or financial regulatory matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or are likely to result in a Material Adverse Effect and no labor disturbance by the employees of the Company or the Subsidiaries exists or is imminent which would be expected to affect adversely such condition, properties, business, results of operations or prospects of the Company, the Issuer and the Subsidiaries, taken as a whole. Except as disclosed in the Offering Memorandum, no enforcement proceeding, whether formal or informal, has been commenced against the Company, the Issuer or any of the Subsidiaries by the FDIC or, to the Company's, the Issuer's, and the Subsidiaries' knowledge, any other governmental authority, nor have any such proceedings been instituted, threatened or recommended. Except as disclosed in the Offering Memorandum, neither the Company, the Issuer, nor any of the Subsidiaries, or any of their respective officers, employees or directors is a party or subject to the provisions of any regulatory action, injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body affecting the business of the Company, the Issuer or any of the Subsidiaries.

                  (xxviii) The Company, the Issuer or the Subsidiaries has good and marketable title to all their properties and assets, free and clear of all liens, charges, encumbrances or restrictions, except such as do not materially adversely affect the value of such properties and assets and do not interfere with the use made of such properties and assets by the Company, the Issuer and the Subsidiaries as the case may be; all of the leases and subleases material to the business of the Company, the Issuer or the

         Subsidiaries or under which the Company, the Issuer or the Subsidiaries holds properties described in the Offering Memorandum are in full force and effect; and the Company, the Issuer or the Subsidiaries have no notice of any material claim of any sort which has been asserted by anyone adverse to the rights of the Company, the Issuer or the Subsidiaries as owner or as lessee or sublessee under any of the leases or subleases mentioned above, or materially affecting or questioning the rights of the Company, the Issuer or the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease. Except as disclosed in the Offering Memorandum and other than such leases and properties as are immaterial in the aggregate, the Company, the Issuer or the Subsidiaries owns or leases all such properties as are necessary to its operations as now conducted.

                  (xxix) Since the respective dates as of which information is given in the Offering Memorandum, and except as described in or specifically contemplated by the Offering Memorandum: (i) the Company, the Issuer and the Subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction whether or not arising in the ordinary course of business or which would result in a material reduction in the future earnings of the Company and the Subsidiaries (taken as a whole); (ii) there has not been any material increase in the long-term debt of the Company, the Issuer and the Subsidiaries (taken as a whole) or in the aggregate dollar or principal amount of the Company's and the Subsidiaries (taken as a whole) assets which are classified as substandard, doubtful or loss or loans which are 90 days or more past due or real estate acquired by foreclosure; (iv) there has not been any Material Adverse Effect on the aggregate dollar amount of the Company's and the Subsidiaries' (taken as a whole) deposits or their consolidated net worth or spread; (v) there has been no material adverse change in the Company's and the Subsidiaries relationship with its insurance carriers, including, without limitation, cancellation or other termination of the Company's or the Subsidiaries' fidelity bond or any other type of insurance coverage; (vi) except as disclosed in the Offering Memorandum there has been no material change in management of the Company or the Subsidiaries; (vii) the Company and the Subsidiaries have not sustained any material loss or interference with their respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) the Company has not paid or declared any dividends (except for regularly scheduled Company preferred stock dividends) or other distributions with respect to its capital stock and the Company and the Subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (ix) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder); and (x) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, other than changes resulting from changes in the economy of the Company's and the Subsidiaries' industry generally.

                  (xxx) Except as disclosed in or specifically contemplated by the Offering Memorandum, the Company and the Subsidiaries have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a Material Adverse Effect; and the Company and the Subsidiaries have no knowledge of any material infringement by it of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others, and, to the Company's and the Subsidiaries' knowledge, there is no claim being made against the Company or any of the Subsidiaries regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which could have a Material Adverse Effect.

                  (xxxi) The Company has not been advised, and has no reason to believe, that either it or any of the Subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal financial institution and environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect. Neither the Company nor any of its affiliates (including the Subsidiaries) is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended, or applicable regulations promulgated thereunder. The Company is a savings and loan holding company within the meaning of the Home Owners' Loan Act. The Bank is an insured depository institution within the meaning of the Federal Deposit Insurance Act, as amended.

                  (xxxii) Except as disclosed in the Offering Memorandum, the Bank is not in violation of any directive from the FDIC or any other governmental authority and the Bank is in compliance with all federal and state laws and regulations that regulate or are concerned with its business including, without limitation, the Financial Institutions Recovery, Reform and Enforcement Act of 1989 ("FIRREA"), the Federal Deposit Insurance Act (the "FDIA"), the National Housing Act (the "NHA"), the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and all other applicable laws and regulations where the failure to comply would have a Material Adverse Effect.

                  (xxxiii) The Company and the Subsidiaries have filed or caused to be filed all material federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or the Subsidiaries which would have a Material Adverse Effect.

                  (xxxiv) The Company and the Bank maintain insurance of the types and in the amounts generally deemed adequate for their respective businesses, including, but not limited to, general liability insurance, fidelity bond insurance and insurance covering real and personal property owned or leased by the Company or the Bank against theft, forgery, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                  (xxxv) All material transactions between the Company and the Bank and the officers, directors and major stockholders of the Company that are required to be disclosed under the Exchange Act and the Rules and Regulations have been accurately disclosed in the Offering Memorandum; and the terms of each such transaction are fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties, except as disclosed in the Offering Memorandum.

                  (xxxvi) None of the Issuer, the Company or the Subsidiaries are, or after giving effect to the consummation of the transactions contemplated herein, will be, and neither the Company nor the Issuer is directly or indirectly controlled by, or acting on behalf of any person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxxvii) The Company has not taken and will not take, directly or indirectly, any action designed to, or that the Company reasonably believes would cause or result in, stabilization or manipulation of the price of the Preferred Securities.

                  (xxxviii) The Company has not distributed any offering material in connection with the offering and sale of the Preferred Securities other than the Preliminary Offering Memorandum and the Offering Memorandum.

                  (xxxix) The Preferred Securities have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

                  (xl) Other than pursuant to this Agreement or as disclosed in the Offering Memorandum under the caption "Plan of Distribution," there are no contracts, agreements or understandings between either the Issuer or the Company and any person that give rise to a valid claim against the Issuer, the Company or any Initial Purchaser for a brokerage commission, finder's fee or other like payment.

                  (xli) Except as set forth in the Registration Rights Agreement and the Noncumulative Convertible Preferred Stock, Series C and the Noncumulative Convertible Preferred Stock, Series C-II or as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities to be covered by either the exchange or the shelf registration referred to in the Registration Rights Agreement.

                  (xlii) The Company and the Subsidiaries have all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where any failures to obtain any such licenses, authorizations, consents or approvals, or to make any such filings, would not, individually or in the aggregate with all other such failures, reasonably be expected to have a Material Adverse Effect; neither the Company nor the Subsidiaries are in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or the Subsidiaries the effect of which, individually or in the aggregate with all other violations and defaults, would reasonably be expected to have a Material Adverse Effect.

                  (xliii) The Company is duly registered as a unitary savings and loan holding company under the Home Owners Loan Act, as amended; the deposit accounts of each of the Company's banking subsidiaries are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and proceedings for the termination of such insurance are pending or, to the best of the Company's knowledge, threatened; and neither the Company nor the Subsidiaries are a party to or otherwise the subject of any consent decree, memorandum of understanding, written commitment or other written supervisory agreement with the Office of Thrift Supervision, Department of the Treasury ("OTS") or any other federal or state authority or agency charged with the supervision or insurance of depositary institutions or their holding companies.

                  (xliv) The Company has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the Offering except as to the qualifications of the Preferred Securities under applicable state securities laws.

         (b) Any certificate signed by any officer of the Company or by any trustee of the Issuer and delivered to you or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company and the Issuer to each Initial Purchaser as to the matters covered thereby.

         Section 2. SALE AND DELIVERY TO THE INITIAL PURCHASERS; CLOSING. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuer, at the purchase price of $1,000 per Preferred Security, an aggregate of 50,000 Preferred Securities.

         (b) As compensation to the Initial Purchasers for their commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Debentures, the Company hereby agrees to pay at the Closing Time to the

Representatives a commission equal to 3% of the aggregate public offering price of the Preferred Securities sold, of which $375,000 shall be paid to Raymond James and the balance to FBR, by wire transfer of immediately available funds to their respective bank accounts.

         (c) Payment of the purchase price for, and delivery of certificates for, the Preferred Securities shall be made at the offices of Silver, Freedman & Taff, L.L.P., 1100 New York Avenue, N.W., 7th Floor, Washington, D.C. 20005, at 10:00 a.m., New York City time, on December 27, 1996 or such later date and time not more than two full business days thereafter as you, the Company and the Issuer shall mutually determine (such date and time of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Initial Purchasers of the Preferred Securities.

         (d) Certificates for the Preferred Securities shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time. The certificates for the Preferred Securities will be made available in Washington, D.C. for examination and packaging by you not later than 10:00 A.M. on the business day immediately prior to the Closing Time.

         (e) It is understood that each Initial Purchaser has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Preferred Securities that it has agreed to purchase. You, individually and not as Representatives, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by any Initial Purchaser whose funds shall not have been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

         Section 3. RESALE OF THE SECURITIES. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuer and the Company that:

         (a) it is a "Qualified Institutional Buyer" as defined in Rule 144A of the Rules and Regulations (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) of Regulation D (an "Accredited Investor");

         (b) it has not offered or sold, and will not offer or sell, any Preferred Securities (which for purposes of this Section 3 includes the Guarantee, unless the context requires otherwise) except to persons whom it reasonably believes to be (i) in the case of offers inside the United States (A) Qualified Institutional Buyers or (B) "accredited investors" that, prior to their purchase of the Preferred Securities, deliver to it a letter demonstrating such investor status or (ii) in the case of offers and sales outside the United States, to persons other than U.S. persons ("foreign purchasers", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust));
                                       15

         (c) it has not made and will not make offers or sales of the Preferred Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering (within the meaning of Section 4(2) under the Securities Act) in the United States prior to the effectiveness of a registration statement with respect to the Securities;

         (d) it has not made and will not make offers or sales of the Preferred Securities to, or for the account or benefit of, U.S. persons as part of its distribution at any time, or otherwise until one year after the Closing Time, except in accordance with the Securities Act and the Rules and Regulations thereunder or pursuant to an exemption from the registration requirements of the Securities Act; and

         (e)      with respect to offers and sales outside the United States:

                  (i) it understands that no action has been or will be taken in any jurisdiction by the Issuer or the Company that would permit a public offering of the Securities, or possession or distribution of the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                  (ii) it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Offering Memorandum or any such other material, in all cases at its own expense;

                  (iii) the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from the registration requirements of the Securities Act.

         Section 4. CERTAIN COVENANTS OF THE ISSUER AND THE COMPANY. The Issuer and the Company covenant with each Initial Purchaser as follows:

         (a) The Issuer and the Company will promptly deliver to the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum, the Offering Memorandum, any amendments or supplements thereto, the documents incorporated or deemed incorporated by reference in the Offering Memorandum and the Operative Documents as the Initial Purchasers and their counsel may reasonably request.

         (b) The Company and the Issuer will give the Initial Purchasers timely notice of their intention to prepare any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum or to file with the Commission any document incorporated by reference in the Offering Memorandum, will furnish the Initial Purchasers and counsel to the Initial Purchasers with copies of any such amendment, supplement or document and will obtain the consent of the Initial Purchasers to any such amendment or supplement or to any such filing (which consent shall not be unreasonably withheld or delayed).

         (c) If at any time prior to completion of the distribution of the Preferred Securities (which for purposes of this Section 4 includes the Guarantee, unless the context otherwise requires) by the Initial Purchasers to purchasers who are not their affiliates (as determined by you) any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of the Initial Purchasers, counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum, as then amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if, in the reasonable opinion of the Initial Purchasers, counsel to the Initial Purchasers or counsel to the Company, such amendment or supplement is necessary to comply with applicable law, the Issuer and the Company will, subject to paragraph (b) of this Section 4, promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or to effect such compliance (in form and substance reasonably agreed upon by counsel to the Initial Purchasers), so that as so amended or supplemented, the statements in the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or so that such Offering Memorandum as so amended or supplemented will comply with applicable law, as the case may be, and furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request. The Issuer and the Company agree to notify the Initial Purchasers in writing to suspend use of the Offering Memorandum as promptly as practicable after the occurrence of an event specified in this paragraph (c), and the Initial Purchasers hereby agree upon receipt of such notice from the Issuer and the Company to suspend use of the Offering Memorandum until the Issuer and the Company have amended or supplemented the Offering Memorandum to correct such misstatement or omission or to effect such compliance.

         (d) Notwithstanding any provision of paragraph (b) or (e) of this
Section 4 to the contrary, however, the Issuer's and the Company's obligations under paragraphs (b) and (c) of this Section 4 and the Initial Purchasers' obligations under paragraph (c) of this Section 4 shall terminate on the earlier to occur of (i) the effective date of an exchange or shelf registration statement with respect to the Securities filed pursuant to the Registration Rights Agreement and (ii) the date upon which the Initial Purchasers and their affiliates cease to hold Securities acquired as part of their initial distribution, but in any event (in the case of this clause (ii)) not later than one year from the Closing Time.

         (e) Neither the Company, the Issuer nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D), nor any person acting on behalf of the foregoing, will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities prior to the effectiveness of a registration statement with respect to the Securities. No covenant is made hereby with respect to the conduct of the Initial Purchasers or their affiliates (as such term is defined in Rule 501(b) of Regulation D).

         (f) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D), including without limitation the Issuer, will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

         (g) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) of the Rules and Regulations, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) of the Rules and Regulations. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

         (h) Each Preferred Security (and each Debenture distributed to holders of Preferred Securities pursuant to the terms of the Trust Agreement) will bear a legend (and with respect to the Debentures a similar legend) substantially in the following form until such legend shall no longer be necessary or advisable because the Preferred Securities (and the Debentures) are no longer subject to the restrictions on transfer described herein:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE SERIES A ISSUER AND THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY OF THE LATER OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) AND THE LAST DAY ON WHICH THE SERIES A ISSUER OR ANY AFFILIATE OF THE SERIES A ISSUER WAS THE OWNER HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) THEREAFTER, BY ANY HOLDER THAT WAS AN AFFILIATE OF THE SERIES A ISSUER AND THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE SERIES A ISSUER OR ANY SUBSIDIARY THEREOF, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE UPON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFER OR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER, BY PURCHASING THIS SECURITY, IS DEEMED TO REPRESENT THAT IT (X) IS NOT ITSELF, AND

IS NOT ACQUIRING THE SECURITY WITH THE ASSETS OF, (i) AN "EMPLOYEE
BENEFIT PLAN" (WITHIN THE MEANING OF SECTION 3(3) OF ERISA), A "PLAN" (WITHIN THE MEANING OF SECTION 4975(e)(i) OF THE INTERNAL REVENUE CODE), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH AN "EMPLOYEE BENEFIT PLAN" OR "PLAN" AND THE APPLICATION OF U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101 OR (ii) A "GOVERNMENTAL PLAN" (WITHIN THE MEANING OF SECTION 3(32) OF ERISA) OR (Y)(i) IS ITSELF, OR IS ACQUIRING THE SECURITY WITH THE ASSETS OF, AN "INVESTMENT FUND" (WITHIN THE MEANING OF PART V(b) OF U.S. DEPARTMENT OF LABOR PTE 84-14) MANAGED BY A "QUALIFIED PROFESSIONAL ASSET MANAGER" (WITHIN THE MEANING OF PART V(a) OF PTE 84-14) WHICH HAS MADE OR PROPERLY AUTHORIZED THE DECISION FOR SUCH FUND TO PURCHASE THE SECURITIES, UNDER CIRCUMSTANCES SUCH THAT PTE 84-14 IS APPLICABLE TO THE PURCHASE AND HOLDING OF SUCH SECURITIES, (ii) IS AN INSURANCE COMPANY POOLED SEPARATE ACCOUNT PURCHASING SECURITIES PURSUANT TO SECTION I OF U.S. DEPARTMENT OF LABOR PTE 90-1 OR A BANK COLLECTIVE INVESTMENT FUND PURCHASING PURSUANT TO SECTION I OF U.S. DEPARTMENT OF LABOR PTE 91-38, AND IN EITHER CASE, NO "PLAN" OR "EMPLOYEE BENEFIT PLAN" NOT PURCHASING PURSUANT TO PTE 84-14 OWNS MORE THAN 10% OF THE ASSETS OF SUCH ACCOUNT OR COLLECTIVE FUND (WHEN AGGREGATED WITH OTHER PLANS OF THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION), (iii) IS AN INSURANCE COMPANY USING THE ASSETS OF THE GENERAL ASSET ACCOUNT OF THE INSURANCE COMPANY TO PURCHASE THE SECURITIES PURSUANT TO SECTION I OF U.S. DEPARTMENT OF LABOR PTE 95-60, IN WHICH CASE THE RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN, TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATES) OR EMPLOYEE ORGANIZATION, DO NOT EXCEED 10% OF THE TOTAL RESERVES AND LIABILITIES OF THE INSURANCE COMPANY GENERAL ACCOUNT (EXCLUSIVE OF LIABILITIES), PLUS SURPLUS AS SET FORTH IN THE NATIONAL ASSOCIATION OF INSURANCE COMMISSIONERS' ANNUAL STATEMENT FILED WITH THE STATE OF DOMICILE OF THE INSURER OR (iv) IS A PLAN ACQUIRING THE SERIES A PREFERRED SECURITIES WITH ASSETS OVER WHICH AN IN-HOUSE ASSET MANAGER (WITHIN THE MEANING OF PART IV(a) OF PTE 96-23) HAS DISCRETIONARY AUTHORITY, UNDER CIRCUMSTANCES SUCH THAT PTE 96-23 IS APPLICABLE TO THE PURCHASE AND HOLDING OF SUCH SECURITIES. THE HOLDER HEREOF FURTHER AGREES FOR THE BENEFIT OF THE SERIES A ISSUER THAT IT WILL NOTIFY ANY PURCHASER HEREOF OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. AN ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE SERIES A ISSUER AND THE PROPERTY TRUSTEE SUCH CERTIFICATES, LEGAL OPINIONS AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE SERIES A ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A PERSON THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT THAT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT. THE SERIES A PREFERRED SECURITIES WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF SERIES A PREFERRED SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SERIES A PREFERRED SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH SERIES A PREFERRED SECURITIES, AND SUCH

TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH
SERIES A PREFERRED SECURITIES."

         (i) The Company will, or will cause the Issuer to, arrange for the registration and qualification of the Preferred Securities for offering and sale under the applicable securities or "blue sky" laws of such states and other U.S. jurisdictions as the Initial Purchasers may reasonably designate in connection with the resale of Preferred Securities as contemplated by this Agreement and the Offering Memorandum and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Preferred Securities; PROVIDED that the Company shall not be required to (i) qualify as a foreign corporation, (ii) consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Preferred Securities), (iii) subject itself to taxation in any such jurisdiction or (iv) make any change to its certificate of incorporation or by-laws in connection with such qualification. The Company shall, or shall cause the Issuer to, promptly advise the Initial Purchasers of the receipt by the Company or the Issuer, as the case may be, of any notification with respect to the suspension of the qualification or exemption from qualification of the Preferred Securities for offering or sale in any jurisdiction or the institution of any proceeding for such purpose.

         (j) The Issuer will use the proceeds received from the sale of the Preferred Securities and the Company will use the proceeds received from the issue and sale of the Debentures in the manner specified in the Offering Memorandum under the caption "Use of Proceeds."

         (k) Neither the Issuer nor the Company shall, directly or indirectly, for a period commencing on the date hereof and ending on the 180th day after the date hereof, except with the prior written consent of FBR, offer to sell, pledge, sell, grant any option, warrant or other right to purchase, or otherwise transfer or dispose of (or agree to do any of the foregoing) (a) any trust certificates or other securities of the Issuer, (b) any preferred stock or any other security of the Company that is substantially similar to the Preferred Securities or (c) any other securities which are convertible into, or exercisable or exchangeable for, any of the securities described in (a) and (b) above. The foregoing sentence shall not apply to (i) the issuance of the Common Securities to the Company by the Issuer, (ii) the issuance of the Preferred Securities being sold hereunder and the sale thereof pursuant hereto or (iii) the issuance of the Debentures to the Issuer by the Company.

         (l) The Company agrees that no future offer and sale of securities of the Company of any class will be made if, as a result of the doctrine of "integration" referred to in Rule 502 of Regulation D, such offer and sale could reasonably have been expected, at the time of such sale, based upon public laws, Commission releases and Commission no-action letters, to render invalid the exemption from the registration requirements of the Securities Act relied upon in connection with the transactions contemplated by this Agreement.

         (m) In connection with the original distribution of the Preferred Securities, the Company agrees that, prior to any offer or resale of the Preferred Securities by the Initial

Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make, and promptly receive from the Company adequate information with respect to, reasonable inquiries into the business of the Company and its subsidiaries.

         Section 5. PAYMENT OF EXPENSES. The Company will pay all costs and expenses incident to the performance of the obligations under this Agreement of the Company and the Issuer, including (a) the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including financial statements, exhibits and documents included as Exhibits or incorporated by reference therein) and any amendments or supplements thereto, and the cost of delivery thereto to the Initial Purchasers, (b) the preparation, issuance, printing and distribution of the Preferred Securities and any survey of state securities or "blue sky" laws or legal investment memoranda ("Blue Sky Survey"),
(c) the delivery of the Preferred Securities to the Initial Purchasers, including any stock transfer taxes payable upon the sale of the Preferred Securities to the Initial Purchasers, (d) the fees and disbursements of the Company's and the Issuer's counsel and accountants (e) the reasonable out-of-pocket expenses of the Initial Purchasers up to $150,000 (including up to $125,000 of the fees and disbursements of the Initial Purchasers' counsel) (f) the qualification of the Preferred Securities under the applicable state securities or "blue sky" laws in accordance with Section 4(i) hereof, including all filing fees and reasonable fees and disbursement of counsel for the Initial Purchasers in connection therewith and in connection with the Blue Sky Survey,
(g) any filing fees in connection with any filing for review of the offering with the NASD, (h) any fees charged by rating agencies for rating the Preferred Securities, (i) the fees and expenses of the Indenture Trustee, the Property Trustee, the Guarantee Trustee and the Delaware Trustee, including reasonable fees and disbursements of counsel for such trustees, (j) all listing fees and reasonable expenses in connection with the application for designation of the Preferred Securities as PORTAL eligible securities and (k) the cost of qualifying the Preferred Securities with The Depository Trust Company.

         If the sale of the Preferred Securities provided for herein is not consummated because this Agreement is terminated pursuant to Section 8 hereof or because any condition to the obligations of the Initial Purchasers set forth in
Section 6 hereof is not satisfied, other than by reason of a default by the Initial Purchasers in payment for the Preferred Securities at the Closing Time, the Company shall reimburse the Initial Purchasers promptly upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursement of counsel to the Initial Purchasers) that shall have been incurred by them in connection with the proposed purchase and sale of the Preferred Securities however, such expenses shall be limited, as set forth above, in the proceeding paragraph of this section.

         Section 6. CONDITIONS OF INITIAL PURCHASERS' OBLIGATION. The obligations of the several Initial Purchasers to purchase and pay for the Preferred Securities that they have respectively agreed to purchase pursuant to this Agreement are subject to the following conditions:

         (a) The Company shall furnish to the Initial Purchasers at the Closing Time an opinion of Stuzin & Camner, P.A., special counsel for the Company, addressed to each of the Initial

Purchasers and dated the day of the Closing Time and in form reasonably satisfactory to Silver, Freedman & Taff, L.L.P., counsel for the Initial Purchasers, to the effect that:

                  (i) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company.

                  (ii) Each of the Trust Agreement, the Guarantee Agreement and the Expense Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (iii) The Indenture has been duly authorized, executed and delivered by the Company and, when duly authorized, executed and delivered by the Indenture Trustee will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (iv) The Debentures have been duly authorized, executed, issued and delivered by the Company and, when the Debentures have been duly authenticated by the Indenture Trustee and paid for by the Issuer, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (v) The terms of the Registration Rights Agreement, the Indenture, the Trust Agreement, the Guarantee, the Expense Agreement, the Preferred Securities, the Debentures and the Common Securities have been reviewed by such counsel and conform in all material respects to the descriptions thereof in the Offering Memorandum.

                  (vi) When the Preferred Securities, the Guarantee and the Debentures are issued and delivered pursuant to this Agreement, such securities will not be of the same class (within the meaning of Rule 144A of the Rules and Regulations) as securities of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

                  (vii) Assuming the accuracy of the representations and warranties and compliance with the agreements of the Initial Purchasers in Section 3 hereof, the offer, sale and delivery of the Preferred Securities to the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum and the initial resale of the Preferred Securities by the Initial Purchasers in the manner contemplated in the

         Offering Memorandum and this Agreement do not require registration under the Securities Act, and, on or before the date hereof, none of the Indenture, the Trust Agreement or the Guarantee Agreement is required to be qualified under the Trust Indenture Act, it being understood that such counsel need express no opinion as to any subsequent resale of any Preferred Securities.

                  (viii) Neither the Issuer nor the Company is required to be registered as an "investment company" under the 1940 Act.

                  (ix) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the offering, issuance or sale of the Securities by the Issuer or is required for the valid authorization, execution, delivery and performance by the Issuer of the Operative Documents to which it is a party or the consummation by the Issuer of the transactions contemplated therein, except for such authorizations as may be required by the securities or "blue sky" laws of the various states in connection with the offer and sale of the Securities or by the federal and state securities laws in connection with the registration obligations under the Registration Rights Agreement.

                  (x) The execution and delivery by the Company of, and the performance by the Company under, this Agreement, the Trust Agreement, the Indenture, the Guarantee, the Expense Agreement and the Registration Rights Agreement, the consummation by the Company of the transactions contemplated hereby and thereby, the filing of the certificate of trust of the Issuer with the Secretary of State of the State of Delaware, compliance by the Company with the terms of the foregoing and the application of the proceeds from the sale of the Preferred Securities as contemplated by the Offering Memorandum do not and will not (A) violate the charter or by-laws of the Company or any Subsidiaries or (B) violate any federal law of the United States or law of the State of New York applicable to the Company or its Material Subsidiaries or the General Corporation Law of the State of Delaware; PROVIDED that, insofar as the performance by the Company of its obligations under the Indenture and the Debentures is concerned, such counsel need express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

                  (xi) The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, this Agreement and the Registration Rights Agreement, the issuance and sale of the Preferred Securities by the Issuer in accordance with the terms of this Agreement, and the consummation by the Issuer of the other transactions contemplated hereby and thereby, will not (i) violate any federal law of the United States or law of the State of New York or the State of Delaware applicable to the Issuer or (ii) conflict with the Guarantee Agreement or the Indenture, except that such counsel need express no opinion in this paragraph (xii) with respect to any state securities or "blue sky" laws.

                  (xii) The Company and each Subsidiary other than BankUnited, FSB, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, with full corporate power and authority to own its properties and conduct is business as described in the Offering Memorandum.

                  (xiii) BankUnited, FSB is a federally chartered savings bank duly organized under the laws of the United States, its deposits are insured by the FDIC and is authorized to do business as a federally chartered savings bank under the laws of the United States, and has all corporate power and authority to own its properties and conduct its business as presently conducted, except where the failure to have such corporate power and authority would not, individually or in the aggregate with all other failures, have a Material Adverse Effect.

                  (xiv) Each of the Company and the Subsidiaries are duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of its properties or character of its operations makes such qualification necessary, except where failure to obtain such qualification, license or good standing would not, individually or in the aggregate with all other failures, have a Material Adverse Effect.

                  (xv) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of the preemptive rights of any other stockholder of the Company; and all of the issued and outstanding shares of capital stock of each of the Company's Material Subsidiaries are owned of record by the Company or one or more of its subsidiaries, and all shares of such capital stock are duly and validly issued, fully paid and non-assessable (except to the extent provided in 12 U.S.C. Section 55 or any comparable provision of state law).

                  (xvi) The Company has an authorized capitalization as set forth in the Offering Memorandum.

                  (xvii) No approval, authorization, consent or order of or filing with any federal or District of Columbia governmental or regulatory commission, board, body, authority or agency is required in connection with the offering, issuance or sale of the Guarantee and the Debentures by the Company or is required for the valid authorization, execution, delivery and performance by the Company of the Operative Documents or the consummation by the Company of the transactions contemplated therein, other than such authorizations as may be required by the securities or "blue sky" laws of the various states in connection with the offer and sale of the Guarantee and the Debentures or by the federal and state securities laws in connection with the registration obligations under the Registration Rights Agreement.

                  (xviii) The execution and delivery by the Company of, and the performance by the Company under, this Agreement, the Trust Agreement, the Indenture, the Debentures, the

         Guarantee, the Expense Agreement and the Registration Rights Agreement, the consummation by the Company of the transactions contemplated hereby and thereby, the filing of the certificate of trust of the Issuer with the Secretary of State of the State of Delaware, compliance by the Company with the terms of the foregoing and the application of the proceeds from the sale of the Preferred Securities as contemplated by the Offering Memorandum do not and will not (A) conflict with or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (1) any provision of any Agreement or Instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties may be bound or affected, except any such breaches or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (2) any federal or New York law, regulation or rule or the General Corporation Law of the State of Delaware or Florida, or any decree, judgment or order of any federal or state governmental authority known to such counsel applicable to the Company or any of its Material Subsidiaries; (B) to the best of such counsel's knowledge result in, or require the creation or imposition of, any material lien upon or with respect to any of the properties now owned or hereafter acquired by the Company or any of its Subsidiaries.

                  (xix) To the best of such counsel's knowledge, neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any Agreement or Instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties may be bound or affected or (B) any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its subsidiaries, except any such breaches or defaults of a type referred to in (A) or
         (B) above which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement, the Trust Agreement, the Indenture, the Debentures, the Guarantee, the Expense Agreement and the Registration Rights Agreement.

                  (xx) To the best of such counsel's knowledge, there are no Agreements of a character which are required to be summarized or described in the Offering Memorandum which have not been so filed, summarized or described.

                  (xxi) To the best of such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of its subsidiaries or any of their respective properties, at law or in equity or before or by any court, governmental authority or administrative or regulatory authority which are required to be summarized or described in the Offering Memorandum but are not so summarized or described.

                  (xxii) The Company is duly registered as a unitary savings and loan holding company under the Home Owners Loan Act, as amended; the deposit accounts of each of the Company's banking subsidiaries is insured by the Savings Association Insurance Fund of the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or, to the best of such counsel's knowledge, threatened; and neither the Company nor any of its Subsidiaries is party to or otherwise the subject of any consent decree, memorandum of understanding, or written agreement as defined in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (12 U.S.C. 1818(e)(1)(A)(i)).

                  In addition, such counsel shall state that, as counsel to the Company, they reviewed the Offering Memorandum and the documents incorporated or deemed incorporated by reference therein (the "Exchange Act Documents"), participated in the preparation of the Offering Memorandum and the Exchange Act Documents and in discussions with the Initial Purchasers and representatives of the Company, its special counsel and its independent public accountants and advised the Company as to the requirements of the Securities Act and the applicable rules and regulations thereunder. Such counsel shall also state that they reviewed certificates of certain officers of the Company, and the letter from the Company's independent accountants. Such counsel shall state that nothing came to their attention that has caused them to believe that any part of the Offering Memorandum (including the Exchange Act Documents) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Such counsel may also state that the limitations inherent in the independent verification of factual matters are such, however, that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum or any amendment or supplement thereto, except for those made under the captions "BankUnited Financial Corporation," "Description of the Series A Guarantee," "Relationship Among the Series A Preferred Securities, the Series A Subordinated Debentures, the Expense Agreement and the Series A Guarantee", "Certain Federal Income Tax Consequences" and "ERISA Considerations", in the Offering Memorandum, and any comparable provisions in any amendment or supplement to the Offering Memorandum insofar as they relate to provisions of documents or legal matters therein described. Also, such counsel may state that they do not express any opinion or belief as to the financial statements and schedules or other financial and statistical data contained in the Offering Memorandum.

                  Such counsel may rely as to certain matters on information obtained from public officials, officers of the Company and other sources believed by such counsel to be responsible, and shall assume that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Trustee's certificates of authentication of the Debentures have been duly manually signed by one of the Trustee's authorized officers, and that the signatures on all documents examined by such counsel are genuine, assumptions which they will not have independently verified.

                  The foregoing opinion of such counsel may be limited to the federal laws of the United States, the laws of the State of Florida, the laws of the State of New York and the General Corporation Law of the State of Delaware, and may state that such counsel expresses no opinion as to the effect of the laws of any other jurisdiction.

                  Such counsel may state that their opinion is delivered to the Initial Purchasers as counsel for the Company and is solely for the Initial Purchasers' and their counsel's benefit.

                  Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the Securities as counsel for the Initial Purchasers may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of the State of Delaware, on the opinion delivered pursuant to
         Section 6(f) hereof by Richards, Layton & Finger, P.A., and as to all matters governed by other laws, such counsel may rely on the opinion of other counsel acceptable to Silver, Freedman & Taff, L.L.P., so long as such other counsel's opinion is delivered to the Initial Purchasers and specifically indicates that it has been prepared for the benefit of the Initial Purchasers and their counsel. In addition, in giving such opinion, such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, certificates of trustees of the Issuer and certificates of public officials, PROVIDED that such certificates have been delivered to the Initial Purchasers.

         (b) At the Closing Time, you shall have received a signed opinion of Richards, Layton & Finger, P.A. counsel to the Delaware Trustee, dated as of the Closing Time, addressed to each of the Initial Purchasers, in form and substance reasonably satisfactory to Silver, Freedman & Taff, L.L.P., to the effect that:

                  (i) The Bank of New York (Delaware), a Delaware banking corporation, has been duly incorporated and is validly existing in good standing as a banking corporation under the laws of the State of Delaware and has the corporate power to act as Trustee of a Delaware business trust under the laws of the State of Delaware, 12 DEL. Section 3801 ET SEQ.

         (c) At the Closing Time, you shall have received a signed opinion of Emmet, Marvin & Martin LLP, counsel to The Bank of New York, dated as of the Closing Time, addressed to each of the Initial Purchasers, in form and substance reasonably satisfactory to Silver, Freedman & Taff, L.L.P., to the effect that:

                  (i) The Trustee is a banking corporation duly incorporated and validly existing under the laws of the State of New York.

                  (ii) The execution, delivery and performance by The Bank of New York, as property trustee (the "Property Trustee") of the Trust Agreement, the execution, delivery and performance by The Bank of New York, as Guarantee Trustee, of the Guarantee

         Agreement and the execution, delivery and performance by The Bank of New York, as the Indenture Trustee, of the Indenture have been duly authorized by all necessary corporate action on the part of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively. The Trust Agreement, the Guarantee Agreement and the Indenture have been duly executed and delivered by the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, and constitute the legal, valid and binding obligations of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, enforceable against the Property Trustee, the Guarantee and the Indenture Trustee, respectively, in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership or similar laws relating to the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (iii) The execution, delivery and performance of the Trust Agreement, the Guarantee Agreement and the Indenture by the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, do not conflict with or constitute a breach of the applicable organizational documents or by-laws of the Property Trustee, the Guarantee Trustee or the Indenture Trustee, respectively, or the terms of any indenture or other agreement or instrument known to such counsel and to which the Property Trustee, the Guarantee Trustee or the Indenture Trustee, respectively, is a party or is bound or any judgement, order or decree known to such counsel to be applicable to the Property Trustee, the Guarantee Trustee or the Indenture Trustee, respectively, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Property Trustee, the Guarantee Trustee or the Indenture Trustee, respectively.

                  (iv) No consent, approval or authorization of, or registration with or notice to, any federal or New York State banking authority is required for the execution, delivery or performance by the Property Trustee, the Guarantee Trustee or the Indenture Trustee of the Trust Agreement, the Guarantee Agreement or the Indenture, respectively.

                  Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the Securities as counsel for the Initial Purchasers may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Delaware, the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to counsel for the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, certificates of trustees of the Issuer and certificates of public officials; PROVIDED that such certificates have been delivered to the Initial Purchasers.

         (d) At the Closing Time, you shall have received a signed opinion of Kronish, Lieb, Weiner & Hellman LLP, special United States tax counsel to the Company and the Issuer, dated as of the Closing Time, addressed to each of the Initial Purchasers, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, to the effect that:

                  (i) The Issuer will not be characterized as an association taxable as a corporation for United States federal income tax purposes.

                  (ii) The Debentures will constitute indebtedness of the Company.

                  (iii) Subject to the qualifications set forth therein, the statements made in the Offering Memorandum under the caption "Certain Federal Income Tax Consequences" fairly present in all material respects the principal United States federal income tax consequences of an investment in the Preferred Securities.

                  (iv) The statements made in the Offering Memorandum under the captions "Certain Federal Income Tax Consequences", "Risk Factors - Right to Defer Interest Payment Obligation; Tax Consequences; Market Price Consequences" and "Risk Factors - Possible Tax Law Changes Affecting The Series A Preferred Securities" fairly present and constitute a fair and accurate summary of the legal matters and conclusions addressed therein in all material respects.

         (e) At the Closing Time, you shall have received a signed opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Issuer and the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Initial Purchasers, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, to the effect set forth below.

                  (i) The Issuer has been duly created and is validly existing in good standing as a business trust under the Delaware Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Issuer as a business trust have been made.

                  (ii) Under the Delaware Act and the Trust Agreement, the Issuer has the trust power and authority to own its property and conduct its business, all as described in the Offering Memorandum.

                  (iii) The Trust Agreement constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms, subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                  (iv) Under the Delaware Act and the Trust Agreement, the Issuer has the trust power and authority (i) to execute and deliver, and to perform its obligations under, this Agreement and the Registration Rights Agreement and (ii) to issue and perform its obligations under the Preferred Securities.

                  (v) Under the Delaware Act and the Trust Agreement, the execution and delivery by the Issuer of this Agreement and the Registration Rights Agreement, and the performance by the Issuer of its obligations hereunder and thereunder, have been duly authorized by all necessary trust action on the part of the Issuer.

                  (vi) The Preferred Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Issuer and are entitled to the benefits of the Trust Agreement. The holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such counsel may note that the holders of Preferred Securities may be obligated, pursuant to the Trust Agreement,
         (i) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of certificates for Preferred Securities and the issuance of replacement certificates for Preferred Securities, and (ii) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

                  (vii) Under the Delaware Act and the Trust Agreement, the issuance of the Preferred Securities is not subject to preemptive rights.

                  (viii) The issuance and sale by the Issuer of the Preferred Securities, the execution, delivery and performance by the Issuer of this Agreement and the Registration Rights Agreement, the consummation by the Issuer of the transactions contemplated hereby and thereby and compliance by the Issuer with its obligations hereunder and thereunder, and the performance by the Company, as sponsor, of its obligations under the Trust Agreement (A) do not violate (i) any of the provisions of the certificate of trust of the Issuer or the Trust Agreement or
         (ii) any applicable Delaware law or Delaware administrative regulation (except that such counsel need express no opinion with respect to the securities laws of the State of Delaware) and (B) do not require any consent, approval, license, authorization or validation of, or filing or registration with, any Delaware legislative, administrative or regulatory body under the laws or administrative regulations of the State of Delaware (except that such counsel need express no opinion with respect to the securities laws of the State of Delaware).

                  Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the Securities as counsel for the Initial Purchasers may reasonably request. In giving such opinion, such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, certificates of trustees of the Issuer and certificates of public officials; PROVIDED that such certificates have been delivered to the Initial Purchasers.

         (f) At the Closing Time, you shall have received the favorable opinion of Silver, Freedman, & Taff, L.L.P., counsel for the Initial Purchasers, dated as of the Closing Time, addressed to each of the Initial Purchasers, to the effect that the opinions delivered pursuant to Sections 6(a), 6(b), 6(c), 6(d) and 6(e) appear on their face to be appropriately responsive to the requirements of this Agreement. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States, upon the opinions of counsel satisfactory to you. Such counsel may also state that they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

         (g) At the Closing Time, (i) the Offering Memorandum, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) except as may be disclosed in the Offering Memorandum, there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the financial condition, properties, assets, business, results of operations or prospects of the Company and its subsidiaries and the Issuer taken as a whole,
(iii) each of the Company and the Issuer shall have complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) the representations and warranties of the Company and the Issuer set forth in Section 1(a) shall be accurate in all material respects as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of (x) the Chief Executive Officer or an Executive Vice President of the Company and (y) the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect. At the Closing Time, you shall also have received a certificate signed by an Administrative Trustee, dated as of the Closing Time, to such effect.

         (h) At the time that this Agreement is executed by the Company, you shall have received from Price Waterhouse a letter, dated such date, in form and substance reasonably satisfactory to you and Price Waterhouse confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise satisfactory to you.

         (i) At the Closing Time, you shall have received from Price Waterhouse a letter, in form and substance reasonably satisfactory to you and Price Waterhouse and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to Section 6(i) hereof, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

         (j) At the Closing Time, counsel for the Initial Purchasers shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated in this Agreement and in order to evidence the accuracy and completeness of any of representations, warranties or statements of the Company and the Issuer, the performance of any of the covenants of the Company and the Issuer, or the fulfillment of any of the conditions herein contained; and all proceedings by the Company and the Issuer at or prior to the Closing Time in connection with the authorization, issuance and the sale of the Securities as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to counsel for the Initial Purchasers.

         (k) At the Closing Time, the Issuer and the Company shall have executed and delivered the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect.

         (l) At the Closing time, there shall not be any pending or threatened legal or governmental proceedings against the Company or the Issuer with respect to any of the transactions contemplated in this Agreement.

         (m) The Preferred Securities shall have been approved by the NASD as being eligible for trading in the PORTAL market.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company and the Issuer at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 5 hereof. Notwithstanding any such termination, the provisions of Section 7 hereof shall remain in effect. FBR may in its sole discretion waive on behalf of the Initial Purchasers compliance with any conditions to the obligations of the Initial Purchasers hereunder.

         Section 7.  INDEMNIFICATION

         (a) The Company and the Issuer, jointly and severally, agree to indemnify, defend and hold harmless each Initial Purchaser, and any person who controls any Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Initial Purchaser or controlling person may incur arising out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or in the Offering Memorandum (or any amendment or supplement thereto or any Exchange Act Document) or, arises out of or is based upon any omission or alleged omission to state a material fact necessary to make the statements made in such Preliminary Offering Memorandum or in such Offering Memorandum (or any amendment or supplement thereto or any Exchange Act Document) not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Initial Purchaser to the Company expressly for use with reference to such Initial Purchaser in such Preliminary Offering Memorandum or in such Offering Memorandum (or any amendment or supplement thereto) or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information necessary to make such information not misleading; PROVIDED FURTHER that the foregoing indemnification with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser (or any person controlling such Initial Purchaser) from whom the person asserting any such losses, claims, damages or liabilities purchased any of the Preferred Securities if a copy of the Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser in the initial resale to such person, if such is required by law, at or prior to the written confirmation of the sale of such Preferred Securities to such person and if the Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure resulted from non-compliance by the Company with Section 4(c). For purposes of the last proviso to the immediately preceding sentence, the term "Offering Memorandum" shall not be deemed to include the documents incorporated therein by reference, and no Initial Purchaser shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Offering Memorandum or the Offering Memorandum to any person.

         If any action is brought against an Initial Purchaser or controlling person in respect of which indemnity may be sought against the Company or the Issuer pursuant to the foregoing paragraph, such Initial Purchaser shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses. Such Initial Purchaser or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

         (b) Each Initial Purchaser severally agrees to indemnify, defend and hold harmless the Company and the Issuer, their respective directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability of claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Initial Purchaser to the Company expressly for use with reference to such Initial Purchaser in the Offering Memorandum (or in the Offering Memorandum as amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information necessary to make such information not misleading.

         If any action is brought against the Company, the Issuer or any such person in respect of which indemnity may be sought against any Initial Purchaser pursuant to the foregoing paragraph, the Company, the Issuer or such person shall promptly notify such Initial Purchaser in writing of the institution of such action and such Initial Purchaser shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, the Issuer or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Issuer or such person unless the employment of such counsel shall have been authorized in writing by such Initial Purchaser in connection with the defense of such action or such Initial Purchaser shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to such Initial Purchaser (in which case such Initial Purchaser shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Initial Purchaser and paid as incurred (it being understood, however, that such Initial Purchaser shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the Indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Initial Purchaser shall be liable for any settlement of any such claim or action affected without the written consent of such Initial Purchaser.

         (c) If the indemnification provided in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Issuer on the one hand and the Initial Purchaser on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Issuer on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Issuer on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Issuer bear to the underwriting discounts and commissions received by the Initial Purchasers. The relative fault of the Company and the Issuer on the one hand and of the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Issuer or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

         (d) The Company, the Issuer and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities distributed by it exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.

         (e) The indemnity and contribution agreements contained in this Section 7, and the covenants, warranties and representations of the Company and the Issuer contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any Initial Purchaser, or any person who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company and each Initial Purchaser agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the issuance and sale of the Securities, or in connection with the Offering Memorandum.

         Section 8. TERMINATION OF AGREEMENT. The obligations of the several Initial Purchasers hereunder shall be subject to termination in the absolute discretion of the Initial Purchasers if, at any time prior to the time of purchase, trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the reasonable judgment of the Initial Purchasers, to make it impracticable to market the Securities.

         If the Initial Purchasers elect to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly in writing delivered by facsimile or telegram.

         If the sale to the Initial Purchasers of the Securities, as contemplated by this Agreement, is not carried out by the Initial Purchasers for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability hereunder or thereunder (except to the extent provided in Sections 5 and 7 hereof), and the Initial Purchasers shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 7 hereof) or to one another hereunder.

         This Agreement may also terminate pursuant to the provisions of Section 6 with the effect stated in such Section.

         Section 9. DEFAULT BY ONE OR MORE OF THE INITIAL PURCHASERS. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Preferred Securities that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted Securities"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the total number of Preferred Securities, the non-defaulting Initial Purchasers shall be obligated to purchase the full amount thereof in the proportions that their respective Initial Share underwriting obligation proportions bear to the underwriting obligation proportions of all non-defaulting Initial Purchasers, or

         (b) if the number of Defaulted Securities exceeds 10% of the total number of Preferred Securities, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

         No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

         In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 9.

         Section 10. NOTICES. All notices and other communications under the Agreement shall be in writing and shall be deemed to have been duly given, upon receipt, if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you or the Initial Purchasers shall be directed to you at FBR, Potomac Tower, 1001 19th Street North, 10th Floor, Arlington, Virginia 22209 (telecopier no.: (703) 312-9698), attention: James Kleeblatt, with a copy to Silver, Freedman & Taff, L.L.P., 1100 New York Avenue, N.W. 7th Floor, Washington, D.C. 20005 (telecopier no.: (202) 682-0354), attention: Dave
M. Muchnikoff, P.C. or Martin L. Meyrowitz, P.C.; and notices to the Company shall be directed to if at BankUnited Financial Corporation, 255 Alhambra Circle, Coral Gables, Florida 33134, (telecopier no.: (305) 569- 2057), attention of Sam Milne, with a copy to Stuzin & Camner, 550 Biltmore Way, Coral Gables, Florida 33134 (telecopier no.: (305) 442-2389), attention: Marsha Bilzin, Esq.

         Section 11. PARTIES. This Agreement is made solely for the benefit of the several Initial Purchasers, the Company and the Issuer and, to the extent expressed, any person who controls the Company, the Issuer or any of the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the directors of the Company and the Issuer, their officers, employees and trustees, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 9 hereof, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Initial Purchasers of the Securities. All of the obligations of the Initial Purchasers hereunder are several and not joint.

         Section 12. REPRESENTATION OF INITIAL PURCHASERS. You will act for the several Initial Purchasers in connection with the transactions contemplated by this Agreement, and any action under or in respect of this Agreement taken by you as Representatives will be binding upon all the Initial Purchasers.

         Section 13. GOVERNING LAW AND TIME. This Agreement shall be governed by the laws of the State of Florida, without giving effect to the provisions thereof relating to conflicts of law. Specified times of the day refer to New York City time.

         Section 14. COUNTERPARTS. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Issuer and the several Initial Purchasers in accordance with its terms.

                                    Very truly yours,

                                    BANKUNITED CAPITAL

                                    By:      BankUnited Financial Corporation
                                               as sponsor

                                    By:______________________________________

                                       Name:
                                       Title:

                                    BANKUNITED FINANCIAL CORPORATION

                                    By:______________________________________

                                       Name:
                                       Title:

Confirmed and accepted as of
the date first above written:

BY:      FRIEDMAN, BILLINGS, RAMSEY & CO.

         ________________________________
         Name:
         Title:



BY:      RAYMOND JAMES & ASSOCIATES, INC.

         ________________________________
         Name:  Fred E. Whaley
         Title:  Managing Director